UNDERTAKING AND LOAN AGREEMENT


This Agreement is entered into this 23 day of May 1997, by and between:

1. International Fast Food Corporation, with its registered office in 1000 Lincoln Road, Suite 200, Miami Beach, Florida 33139 USA (hereinafter referred to as IFFC), duly represented by: Mitchell Rubinson

      and

1.    QPQ Corporation with its registered office in 7777 Glades, Suite 213, Boca
      Raton,  Florida  33139,  USA  (hereinafter   referred  to  as  QPQ),  duly
      represented by: Larry Rutstein and,

3. Pizza King Polska Sp, z o.o, with its registered office in Warsaw at Jasna 2/4, Poland (hereinafter referred to as PKP), duly represented by: Leon Blumenthal


Whereas QPQ is willing to obtain a loan up to the amount of USD 500.000 (in words: five hundred thousand United States Dollars), and IFFC is willing to grant such loan on terms and conditions described below,

Whereas PKP is willing to obtain a loan up to the amount of USD 250.000 (in words: two hundred fifty thousand United States Dollars), and IFFC is willing to grant such loan on terms and conditions described below, and also in separate agreements concluded between IFFC and PKP,

Whereas QPQ owns 41.258 shares of a value of PLN 148.49 each (hereinafter referred to as the Shares) in the PKP and agrees to transfer the Shares to IFFC to secure its rights resulting from this Agreement or any loan agreement concluded pursuant to this Agreement. Agreement on Transfer of Shares as Collateral (hereinafter referred to Transfer Agreement) is attached hereto as
Exhibit 1.

Now therefore the Parties of this Agreement, hereby have agreed as follows:

                                     LOAN
                                     ----

1.    Terms and conditions of loan to be granted to QPQ
-------------------------------------------------------

1) IFFC agrees, on terms and conditions adopted in this Agreement to grant a loan to the QPQ for its investment in Poland, and in accordance with QPQ request, in the amount up to USD 500.000 (hereinafter referred the Loan) in one installment.

2) QPQ shall give to IFFC not less than 1 business day notice of the installment.

3) QPQ shall pay interest at the rate of 9% p.a. (hereinafter referred to as the Rate). Interest shall be calculated on a daily basis over 360 days in a year and shall accrue on all amounts outstanding, hereunder at the Rate.

4) The Loan and interest shall be repaid by QPQ in full not later than 3 months from the date this Agreement, has been signed. QPQ shall have the right to prepay the principal amount, without penalty.

5) All payments shall be made without any set-off or counterclaim and shall be made in full without any deduction or withholding whatsoever.

6) All repayments of the Loan shall be made by QPQ in USD (US dollars) to the bank account indicated under separate notification made by IFFC to QPQ

TERMS AND CONDITIONS OF IFFC UNDERTAKING.

2.    UNDERTAKING to grant loan and/or loans to PKP
---------------------------------------------------

1) IFFC agrees, on terms and conditions adopted in this Agreement and also separate loan agreements, to grant a loan and/or loans to PKP, for the development of the network of its restaurants in Poland, or for repayment of PKP current liabilities and in accordance with PKP's request and/or requests, in the aggregate amount not exceeding USD 250.000 (in words: two hundred and fifty). The amount of each drawdown shall be described in PKP request as above.

2) PKP shall given to IFFC not less than 1 Business Days notice of the drawdown.

3) Other terms and conditions of the above mentioned loans such as interest rate and manner of repayment, shall be defined in separate loan agreement and/or agreements to be concluded by and between IFFC and PKP.

4)    The   provisions   of  this   Agreement   executed   by  and  between  the
      parties,hereto  shall  apply  and shall be  effective  in  respect  to the


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


      validity and performance of any separate loan agreement concluded by and between IFFC and PKP pursuant to this Agreement.

3.    Event of Default.
-----------------------

IFFC may declare the outstanding amounts to be immediately due and payable and any undrawn portion shall cease to be available if any of the following shall occur.

1) There is a failure to make a repayment of any principal or interest due hereunder when the same is due, or

2) There is a failure to make a repayment of any principal or interest due under any loan agreement concluded pursuant to this Agreement when the same is due, or

3) any legal proceeding are started for the liquidation or bankruptcy of the QPQ and/or PKP

4) QPQ and/or PKP shall use or any portion of any loan, granted by IFFC for purposes other than provided for in this Agreement or any separate loan agreement concluded pursuant to Agreement without IFFC prior approval in writing.

4.    Exclusive Rights.
-----------------------

Upon happening of any Event of Default IFFC in addition to any other right IFFC may have IFFC shall be released from its obligation to transfer the Shares back to QPQ (which obligation results from that Transfer Agreement) and shall have the right to apply the Shares as repayment of PKP or QPQ obligations hereunder. If IFFC elects to do so (retain the ownership of shares) the parties shall be free from any obligations or claims against each other in particular PKP and/or QPQ shall be free from obligations resulting from this Agreement and/or agreements entered into pursuant to this Agreement.

5.    Exclusive Agreement.
--------------------------

This Agreement supersedes all prior agreements and understandings,either verbal or written, in the matters relating to the Loan or any loans granted upon this Agreement.

6.    Governing Law.
--------------------

This Agreement is subject to the law of the Republic of Poland.

7.    Counterparts
------------------

This Agreement has been signed in three counterparts, one copy for each Party and all of which constitute one and the same document.


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



9.    Controversies
-------------------

Any claims disputes or controversies which shall arise in connection with this Agreement or any other agreement concluded pursuant to this Agreement, which may not be settled amicably shall be settled before Arbitration Court by Polish Chamber of Commerce (Krajowa Izba Gospodarcza) in Warsaw in accordance with the rules of this Court. The language of arbitration shall be English.

In the name of IFFC:          /s/ Mitchell Rubinson
                          -------------------------------

In the name of QPQ:           /s/ C. Lawrence Rutstein
                          -------------------------------

In the name of PKP:           /s/ Leon Blumenthal
                          -------------------------------

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by its duly authorized representatives on the day and year first above written.


























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